UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2018, State Street Corporation’s Board of Directors elected Sara Mathew and William Meaney as directors of the corporation. There are no arrangements or understandings between either of Ms. Mathew or Mr. Meaney and any other persons pursuant to which Ms. Mathew or Mr. Meaney, as the case may be, was elected as a director of the corporation. Ms. Mathew and Mr. Meaney will each be entitled to a pro rata share of the 2017-2018 $75,000 annual retainer and $150,000 stock retainer, as well as applicable meeting fees and other director compensation arrangements under terms consistent with those previously disclosed in State Street’s annual report on Form 10-K for the fiscal year ended December 31, 2017. The pro-rated stock award will be based on the closing price of State Street’s common stock on the New York Stock Exchange on the date of election. Ms. Mathew and Mr. Meaney will each be entitled to enter into an indemnification agreement with State Street Corporation consistent with the form of indemnification agreement entered into by State Street’s other non-employee directors and previously disclosed in Exhibit 10.17A to State Street’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ DAVID C. PHELAN
		Name:	David C. Phelan
		Title:	Executive Vice President, General Counsel and Assistant Secretary
Date:	March 29, 2018